As filed with the Securities and Exchange Commission on January 31, 1996
                   Registration No. 33-64665




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549


                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933



                          MERCK & CO., INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                              22-1109110
  (State or other jurisdiction of            (I.R.S. Employer
  incorporation or organization)             Identification No.)


        One Merck Drive
        Whitehouse Station, NJ                           08889-0100
  (Address of principal executive offices                (Zip Code)


                           ASTRA MERCK INC.
                  EMPLOYEE SAVINGS AND SECURITY PLAN
                         (Full title of the plan)


                           CELIA A. COLBERT
               Secretary and Assistant General Counsel
                          Merck & Co., Inc.
                           One Merck Drive
              Whitehouse Station, New Jersey  08889-0100
                   (Name and address of agent for service)

                            (908) 423-1000
         (Telephone number, including area code, of agent for service)



                    Copy of all communications to:

                     ROBERT J. LICHTENSTEIN, ESQ.
                     Morgan, Lewis & Bockius LLP
                        2000 One Logan Square
                       Philadelphia, PA  19103
                            (215) 963-5726
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  Item 8.  Exhibits.

       The exhibits filed as part of this Registration Statement are as follows:

  Exhibit                                           Method of
  Number                   Exhibit                     Filing

    5.1     Opinion re legality (Common Stock of
            Registrant) (1)                        Previously filed

    5.2     Opinion of Morgan, Lewis & Bockius LLP
            (interests in Plan)                    Previously filed

   23.1     Consent of Arthur Andersen LLP         Previously filed

   23.2     Consent of Price Waterhouse LLP        Previously filed

   23.3     Consent of Morgan, Lewis & Bockius LLP
            (included in Exhibit 5.2)              Previously filed

   24       Power of Attorney and Certified Resolution
            of Board of Directors                  Previously filed

   99       Astra Merck Inc. Employee Savings and
            Security Plan                           Filed herewith



  (1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan to the IRS in a timely manner, and shall make all changes required by the IRS, in order to qualify the Plan.








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                             SIGNATURES

                      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitehouse Station, New Jersey, on the 19th day of December, 1995.

                                     MERCK & CO., INC.


                              By:                 *
                                    RAYMOND V. GILMARTIN
                                   Chairman of the Board, President
                                   and Chief
                                    Executive Office and Director


                              By:  /s/ Celia A. Colbert
                                    CELIA A. COLBERT
                                    Secretary and Assistant
                                    General Counsel

  (Attorney-in-fact)


                      Pursuant to the requirements of the
  Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


  Signatures             Title                              Date


      *                  Chairman of the Board,        December 19, 1995
  Raymond V. Gilmartin   President and Chief Executive Officer;
                         Principal Executive Officer; Director

      *                  Senior Vice President         December 19, 1995
  Judy C. Lewent         and Chief Accounting Officer;
                         Principal Financial Officer


       *                 Vice President, Controller;   December 19, 1995
  Peter E. Nugent        Principal Accounting Officer


       *                 Director                      December 19, 1995
  H. Brewster Atwater, Jr.


       *                 Director                      December 19, 1995
  Derek Birkin


        *                Director                      December 19, 1995
  Lawrence A. Bossidy


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

        *                Director                      December 19, 1995
  William G. Bowen, Ph.D.


        *                Director                      December 19, 1995
  Johnnetta B. Cole, Ph.D.


        *                Director                      December 19, 1995
  Carolyne K. Davis, Ph.D.


        *                Director                      December 19, 1995
  Lloyd C. Elam, M.D.


        *                Director                      December 19, 1995
  Charles E. Exley, Jr.


         *               Director                      December 19, 1995
  William N. Kelley, M.D.


         *               Director                      December 19, 1995
  Samuel O. Thier, M.D.


         *               Director                      December 19, 1995
  Dennis Weatherstone

                         Celia A. Colbert, by signing her name
  hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                              By:  /s/ Celia A. Colbert
                                    CELIA A. COLBERT
                                    Secretary and Assistant
                                    General Counsel
                                    (Attorney-in-Fact)

                         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on December 18, 1995.

                              ASTRA MERCK INC.
                              EMPLOYEE SAVINGS AND SECURITY PLAN

                              By: /s/ Linda E. Robertson
                              Name:  Linda E. Robertson
                              Title:   Administrative Committee





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



                          INDEX TO EXHIBITS



                                                      Sequentially
  Exhibit                                               Numbered
  Number                   Exhibit                        Page


     5.1    Opinion re legality (Common Stock
            of Registrant) (1)                     Previously Filed

     5.2    Opinion of Morgan, Lewis & Bockius LLP
            (interests in Plan)                    Previously Filed

    23.1    Consent of Arthur Andersen LLP         Previously Filed

    23.2    Consent of Price Waterhouse LLP        Previously Filed

    23.3    Consent of Morgan, Lewis & Bockius LLP
            (included in Exhibit 5.2)              Previously Filed

    24      Power of Attorney and Certified Resolution
            of Board of Directors                  Previously Filed

    99      Astra Merck Inc. Employee Savings
            and Security Plan

  (1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee
               Retirement  Income Security  Act of  1974 as  amended
               ("ERISA") and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan to the IRS in a timely manner, and shall make all changes required by the IRS, in order to qualify the Plan.















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